UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAY 24, 2012

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

AMAZON.COM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-22513	91-1646860
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

410 TERRY AVENUE NORTH, SEATTLE, WASHINGTON 98109-5210

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 266-1000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 24, 2012, Amazon.com, Inc. held its Annual Meeting of Shareholders.

The following nominees were elected as directors, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and qualified, by the vote set forth below:

Nominee	For	Against	Abstain	Broker Non-Votes
Jeffrey P. Bezos	354,593,500	5,703,394	179,749	37,794,019
Tom A. Alberg	358,039,996	2,330,815	105,832	37,794,019
John Seely Brown	359,470,205	750,462	255,976	37,794,019
William B. Gordon	338,869,475	21,352,520	254,648	37,794,019
Jamie S. Gorelick	359,067,403	1,298,868	110,372	37,794,019
Blake G. Krikorian	359,605,563	751,907	119,173	37,794,019
Alain Monié	359,462,002	753,935	260,706	37,794,019
Jonathan J. Rubinstein	339,146,134	21,072,506	258,003	37,794,019
Thomas O. Ryder	341,345,072	18,882,294	249,277	37,794,019
Patricia Q. Stonesifer	358,071,565	2,307,537	97,541	37,794,019

The appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2012 was ratified by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
395,418,937	2,675,548	176,177	0

The material terms of the performance goals, as amended, pursuant to Section 162(m) of the Internal Revenue Code in our 1997 Stock Incentive Plan were approved by the vote set forth below:

For	Against	Abstain	Broker Non-Votes
271,213,016	89,111,433	150,843	37,795,370

A shareholder proposal regarding an assessment and report on climate change was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
66,506,019	247,360,516	46,602,501	37,801,626

A shareholder proposal calling for certain disclosures regarding corporate political contributions was not approved, as set forth below:

For	Against	Abstain	Broker Non-Votes
79,295,320	237,042,304	44,137,462	37,795,576

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMAZON.COM, INC. (REGISTRANT)

By:	/S/ L. MICHELLE WILSON
L. Michelle Wilson
Senior Vice President

Dated: May 25, 2012